State of Delaware                PAGE  1

                                [STATE INSIGNIA]

                          Office of Secretary of State

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      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY
CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF WALLACE INTERNATIONAL DE P.R., INC., FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JUNE, A.D. 1988, AT 9 O'CLOCK A.M.

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     [SEAL OF THE DEPARTMENT OF STATE        /s/ Michael Harkins
     OFFICE OF THE SECRETARY OF STATE        --------------------------------
     DELAWARE]                               Michael Harkins, Secretary of State

                                             AUTHENTICATION:  |1766538

                                                       DATE:  06-28-88

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